Exhibit 10.3

Barnes & Noble, Inc.

2017 Incentive Compensation Plan

Vice President, Merchandising

Objective

The objective of the Incentive Compensation Plan (the “Plan”) is to reward key employees who have an impact on the overall results of the Company. Bonuses are based on achieving established Company financial goals and individual financial goals.

Eligibility and Bonus Targets

Vice Presidents are eligible for a bonus equal to 30% of the base salary they earn in fiscal year 2017.

Components and Weightings

Bonus awards are based on achievement of the following components:

•	Consolidated EBITDA (25%) – based on the total Company meeting its profitability target as measured by Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA).

•	Retail Sales (30%) – Actual sales versus plan for Barnes & Noble Retail stores as reported and defined in the OTB (Open To Buy) System.

•	bn.com Sales (5%) – Actual sales versus plan for bn.com only.

•	Gross Margin Rate (10%) – Actual gross margin rate versus plan gross margin rate as reported and defined in the Stock Ledger Gross Margin System.

•	Gross Margin Dollar (10%) – Actual gross margin dollar versus plan gross margin dollar as reported and defined in the Stock Ledger Gross Margin System.

•	Total Inventory Turn (20%) – Actual total inventory turn versus planned total inventory turn. Total Inventory turn calculation is total store sales divided by total 13-period average inventory for stores and the distribution center, as reported and defined in the OTB (Open To Buy) System.

Determination of Performance

Participants are eligible to receive a bonus based on each component’s performance relative to target using the corresponding performance scale.

Payout Scale for Consolidated EBITDA

Performance Relative to Target	% of Component
115% of Target or more	150%
100% of Target	100%
75% of Target	50%
Less than 75% of Target	0%

Payment amounts corresponding to levels of performance other than threshold, target and maximum will be calculated on the basis of linear interpolation. For example, 104% of Target corresponds to a 114% payout.

Payout Scale for Retail Sales, bn.com sales and Gross Margin Dollar

Performance Relative to Budgeted Levels	% of Component
Greater than 110.00%	150%
108.01% to 110.00%	140%
106.01% to 108.00%	130%
104.01% to 106.00%	120%
102.01% to 104.00%	110%
100.00% to 102.00%	100%
99.01% to 99.99%	90%
98.01% to 99.00%	80%
97.00% to 98.00%	70%

Payout Scale for Gross Margin Rate

Performance Relative to Budgeted Levels	% of Component
Greater than 2.50	150%
2.01 to 2.50	140%
1.51 to 2.00	130%
1.01 to 1.50	120%
0.51 to 1.00	110%
0.00 to 0.50	100%
(0.25) to (0.01)	90%
(0.50) to (0.26)	80%

Payout Scale for Total Inventory Turn

Performance Relative to Budgeted Levels	% of Component
Greater than 110.00%	120%
105.01% to 110.00%	110%
100.00% to 105.00%	100%
97.00% to 99.99%	90%

Plan Provisions

•	The full bonus paid will be the aggregate of all components awarded.

•	Base salary is defined as the base salary in an eligible position on January 31, 2017.

•	Employees who transfer from one bonus-eligible position to another during the fiscal year are eligible for a pro-rated bonus for each position. Late entrants to the Plan will be based on the salary earned for the number of complete months during the performance period. Anyone hired after January 31 will not be eligible to participate in the Plan until the following fiscal year.

•	Paid or unpaid time during a leave of absence exceeding three (3) months will not be considered as eligible time for bonus calculation.

•	In order to be eligible for a bonus, employees must be actively employed and rated as “Meets Standards” or higher, not on a final warning or Improvement Plan at the time bonuses are paid. The Company will deduct any federal, state or local taxes, which are required by law.

•	Employees who transfer into a non-bonus eligible position during the fiscal year, must have been employed in an eligible role for at least three (3) months during the fiscal year.

•	Bonuses will be paid to participants as soon as financial results are available, calculations are complete and appropriate Senior Management approval is obtained. The Compensation Committee is the ultimate authority for final approval of incentive compensation awards.

•	The Company shall pay bonuses (under this Plan and other Company bonus plans) in the aggregate of at least the amount declared by the Compensation Committee in its last meeting before the Company’s fiscal year end, which declaration is final and binding.

Plan Administration

This 2017 Incentive Compensation Plan is the sole incentive compensation plan in effect for Vice Presidents of Merchandising superseding and replacing all other plans, arrangements and agreements. The Plan is administered by the Compensation Committee, which retains sole authority to interpret the Plan and may suspend, amend or terminate the Plan in whole or part at any time.

Any questions regarding the Plan should be directed to Michelle Smith, Vice President, Human Resources at

(212) 633-3280.